As filed with the Securities and Exchange Commission on May 19, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ETFIS SERIES TRUST I

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Alliance Advisors	Shareholder Services Department

May 20, 2015

URGENT

Re: Your Investment With Bioshares Biotechnology Products Fund (BBP)

A Series of ETF Series Trust I

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Bioshares Biotechnology Products Fund (BBP)

Bioshares Biotechnology Products Fund (BBP) was scheduled to hold their Special Meeting on May 15th, 2015. This meeting has been adjourned until June 12th, 2015.

BBP is asking that you please take the time to vote on the following two proposals to avoid additional solicitation costs.

Proposal 1

To approve, with respect to BBP, a new Investment Advisory Agreement to be entered into by and between ETFis Series Trust I (The “Trust”) and ETFis Capital LLC (The “Adviser”)

Proposal 3

To Approve, with respect to the fund, a proposed new Investment Sub-Advisory Agreement to be entered into by and among the Trust, the Adviser and LifeSci IndexPartners, LLC

Please contact me immediately at 855-723-7821, between the hours of 9:00 am and 10:00 pm Eastern time, Monday through Friday, This matter is very important, but will take only a moment of your time. Alliance Advisors has been engaged by BBP to contact you for your vote.

No personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003

Alliance Advisors	Shareholder Services Department

May 20, 2015

URGENT

Re: Your Investment With Bioshares Biotechnology Clinical Trials Fund (BBC)

A Series of ETF Series Trust I

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Bioshares Biotechnology Clinical Trials Fund (BBC)

Bioshares Biotechnology Clinical Trials Fund (BBC) was scheduled to hold their Special Meeting on May 15, 2015. This meeting has been adjourned until June 12, 2015.

BBC is asking that you please take the time to vote on the following two proposals to avoid additional solicitation costs.

Proposal 1

To approve, with respect to BBC (the “Fund”), a new Investment Advisory Agreement to be entered into by and between ETFis Series Trust I (the “Trust”) and ETFis Capital LLC (The “Adviser”)

Proposal 3

To approve, with respect to the Fund, a proposed new Investment Sub-Advisory Agreement to be entered into by and among the Trust, the Adviser and LifeSci Index Partners, LLC.

Please contact me immediately at 855-723-7821 between the hours of 9:00 am and

10:00 pm. Eastern Time, Monday through Friday. This matter is very important, but will take only a moment of your time. Alliance Advisors has been engaged by BBC to contact you for your vote.

No personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003